UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): July 1, 2019

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)       Effective at the close of business on July 1, 2019, Gene S. Bertcher resigned as Executive Vice President and Chief Financial Officer of American Realty Investors, Inc. (the “Company” or the “Issuer” or “ARL” or the “Registrant”). Mr. Bertcher has been Executive Vice President of the Company since February 2008 and Chief Financial Officer since November 2, 2009. At the time of his resignation as an officer of the Company, Mr. Bertcher had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Bertcher is (and will continue to be) President, Chief Executive and Chief Financial Officer of New Concept Energy, Inc., a Nevada corporation (“GBR”), which has its Common Stock listed on the NYSE American, positions he has held since November 2004. Mr. Bertcher also is (and will continue to be) Executive Vice President and Chief Financial Officer of Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOR”), which also has its Common Stock listed on the NYSE American, positions he has held since February 2008. Mr. Bertcher is also a director, since June 1999 (and was from November 1989 to September 1996), of GBR. Until November 1989, Mr. Bertcher was a partner in Grant Thornton LLP, having served as Chairman of its National Real Estate and Construction Committee.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 2, 2019

AMERICAN REALTY INVESTORS, INC.

By:	/s/ Daniel J. Moos
Daniel J. Moos
President